Exhibit 24.1

POWER-OF-ATTORNEY

Each of the undersigned Directors and Officers of Valvoline Inc., a Kentucky corporation (the “Corporation”), hereby constitutes and appoints Julie M. O’Daniel, Issa O. Yesufu and Anthony J. Cieri, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, as attorneys-in-fact on behalf of the undersigned and in the undersigned’s name, place and stead, as a Director and/or an Officer of the Corporation: (i) to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-8 (each, a “Registration Statement”), any amendments thereto, and all post-effective amendments and supplements to any such Registration Statement for the registration of the Corporation’s securities in respect of (a) the Valvoline Inc. 2016 Deferred Compensation Plan for Employees, (b) the Valvoline 401(k) Plan and (c) the Inducement Restricted Stock Award for Mary E. Meixelsperger; and (ii) to file any such Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Dated: April 28, 2017

/s/ Samuel J. Mitchell, Jr.	/s/ Richard J. Freeland
Samuel J. Mitchell, Jr.	Richard J. Freeland
Chief Executive Officer and Director	Director
(Principal Executive Officer)

/s/ Mary E. Meixelsperger	/s/ Stephen F. Kirk
Mary E. Meixelsperger	Stephen F. Kirk
Chief Financial Officer	Director
(Principal Financial Officer)

/s/ David J. Scheve	/s/ Vada O. Manager
David J. Scheve	Vada O. Manager
Controller	Director
(Principal Accounting Officer)

/s/ William A. Wulfsohn	/s/ Stephen E. Macadam
William A. Wulfsohn	Stephen E. Macadam
Non-Executive Chairman and Director	Director

/s/ Mary J. Twinem	/s/ Charles M. Sonsteby
Mary J. Twinem	Charles M. Sonsteby
Director	Director